UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2007

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Managers of Constellation Energy Partners LLC (“CEP”) has established November 2, 2007 as the date for the 2007 annual meeting of common unitholders. In addition, the Board of Managers fixed the close of business on Friday, September 7, 2007 as the record date for determination of the common unitholders entitled to vote at the 2007 annual meeting. Any common unitholder who wishes to include a proposal in the proxy statement for the 2007 annual meeting must deliver such proposal so that it is received by CEP’s Corporate Secretary no later than August 20, 2007.

Any common unitholder who wants to propose a nominee for election as a Class B Manager at the 2007 annual meeting or to present a proposal at the 2007 annual meeting in accordance with CEP’s operating agreement must deliver a notice to the Corporate Secretary by August 20, 2007.

Any proposals or notices must be sent, in writing, to the Corporate Secretary, Constellation Energy Partners LLC, One Allen Center, 500 Dallas Street, Suite 3300, Houston, Texas 77002. Proposals and notices will not be accepted by facsimile.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: August 6, 2007	By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer